Exhibit (5)

                          CERTIFICATION UNDER RULE 466

      The depositary, The Bank of New York, represents and certifies the following:

(1) That it previously has filed a registration statement on Form F-6 for Mesoblast Ltd. File No. 333-129992, which the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement.

(2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                                                     THE BANK OF NEW YORK,
                                                         As Depositary

                                                     By: U. Marianne Erlandsen
                                                         -----------------------
                                                     Name: U. Marianne Erlandsen
                                                     Title:   Vice President